Exhibit 10.16

ASSIGNMENT AND MODIFICATION AGREEMENT

This ASSIGNMENT AND MODIFICATION AGREEMENT (this “Agreement”) is entered into as of this 20th day of October, 2010, by and among CASTLEROCK SECURITY HOLDINGS, INC., a Delaware corporation (“Dealer”), other Credit Parties now or hereafter party hereto, CASTLEROCK SECURITY, INC., a Delaware corporation (“Central Station”), and SIEMENS FIRST CAPITAL COMMERCIAL FINANCE, LLC, a Delaware limited liability company, as agent for the Lenders (as defined in the Credit Agreement) (“Agent”).

Preliminary Statement

A.            Central Station and Alarm Funding, LLC (“Alarm Funding”) entered into that certain Servicing  Agreement dated November 26, 2008, a true, correct and complete copy of which is attached hereto as Exhibit A (the “Monitoring Agreement”), pursuant to which Central Station is providing certain monitoring services to Dealer in connection with certain of Dealer’s security alarm monitoring contracts with its customers (collectively, the “Subscriber Contracts”).

B.            Alarm Funding has contributed the Subscriber Contracts and the Monitoring Agreement to Dealer.

C.            Pursuant to that certain Credit Agreement, dated as of May 25, 2007, as amended by that Amendment to Credit Agreement and Credit Documents, dated as of August 16, 2007, as further amended by that Amended and Restated Forbearance Agreement and Amendment to Credit Agreement, dated as of February 16, 2008, as further amended by that Consent, Limited Waiver and Third Amendment to Credit Agreement and Credit Documents dated as of the date hereof, entered into among Alarm Funding and Dealer (collectively, the “Borrower”), Credit Parties now or hereafter party thereto, Agent and Lenders now or hereafter party thereto (as the same may be amended, restated, modified, or supplemented, the “Credit Agreement”), Lenders provide debt financing to Borrower, pursuant to which Agent on behalf of Lenders has a perfected first lien security interest in all of the Subscriber Contracts (the “Collateral”).

D.            Pursuant to the Credit Agreement, Dealer has collaterally assigned all of its right, title and interest in and to the telephone numbers and lines set forth on Exhibit B and all others hereafter designated for the benefit of Borrower (collectively, the “Telephone Numbers”) to Agent on behalf of Lenders.

E.             Until such time as all of the Obligations (as defined in the Credit Agreement) under the Credit Agreement have been paid in full and satisfied, the Credit Agreement terminated in accordance with its terms, and Lenders have released their security interest in the Collateral, the parties agree that the Monitoring Agreement shall be modified as set forth herein.

F.             The execution and delivery of this Agreement is a condition to Lender entering into the Credit Agreement and providing debt financing and other credit accommodations to the Borrower.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Representations and Warranties of Dealer and Central Station.  Dealer and Central Station represent and warrant that the Telephone Numbers are used exclusively by Dealer’s accounts for the transmission of alarm signals to the Central Station.  Dealer and Central Station represent and warrant that a true, correct, and complete copy of the Monitoring Agreement is attached hereto as Exhibit A.  Dealer and Central Station represent and warrant that, except as expressly set forth on Schedule 1 attached hereto, no other alarm company or Central Station accounts are co-mingled with Dealer’s accounts on the Telephone Numbers.  Dealer represents and warrants that, except as disclosed on Schedule 1, none of the equipment installed at the premises of Dealer’s customers is programmed to dial local telephone numbers or is programmed to dial alternative numbers that forward to the Telephone Numbers.  Central Station represents and warrants that:  (a) it is properly licensed in all jurisdictions where the nature of its business requires it to be licensed; (b) it carries insurance, in both types and amounts, that would be generally expected of companies engaged in the provision of central station monitoring services,  (c) the Qwest Total Advantage Agreement dated as of February 13, 2007, as amended by Assignment and Assumption Agreement by and between Security Associates International Inc and Central Station dated June 7, 2010, and as amended by Amendment to Qwest Total Advantage Agreement effective as of July 2, 2010 (collectively, the “Qwest Agreement”) is in full force and effect and no default has occurred and is existing thereunder as of the date hereof, and (d) there are no Telephone Numbers governed or created by any other agreement other than the  Qwest Agreement.

2.             Control of Telephone Numbers.  Central Station hereby collaterally assigns to Agent all of its right, title and interest in the Telephone Numbers.  All such right, title and interest will remain so encumbered until such time as all of Borrowers’ obligations under the Credit Agreement have been indefeasibly paid in full and the Credit Agreement has been terminated. Notwithstanding anything contained herein to the contrary, in no event shall the foregoing assignment be construed to include a collateral  assignment of the Qwest Agreement if and for so long as such collateral assignment shall constitute or result in the  invalidation or unenforceability of any right under, or a default under, the Qwest Agreement; provided, however, that the Qwest Agreement shall be deemed collaterally assigned to the Agent at such time as the condition causing such an invalidation, unenforceability or default shall be remedied, and to the extent severable, shall immediately act as a collateral assignment of the Central Station’s interest in the Qwest Agreement.

3.             Responsibility for Payment.  Dealer shall be responsible for all payments and other obligations owed to Central Station under the Monitoring Agreement (the “Obligations”).  Agent acknowledges that if Dealer fails to satisfy the Obligations, and except as otherwise set forth herein, then Central Station shall be entitled to exercise such rights and remedies afforded to it under the Monitoring Agreement.  Central Station agrees:  (a) to notify Agent in writing within 10 days of Dealer’s payment obligation becoming more than 30 days past due (with a copy sent to Buchanan Ingersoll & Rooney PC, One Oxford Centre, 301 Grant Street, 20th Floor, Pittsburgh, PA 15219, Attention: Hugh Van der Veer (“Agent’s Counsel”)) and (b) not to

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exercise any remedies resulting from any non-payment by Dealer until Dealer’s payment obligation is at least 60 days past due.

4.             Monitoring Agreement and Related Covenants.

(a)           Dealer cannot terminate the Monitoring Agreement without the prior written consent of Agent.  In the event Dealer is in default under the Monitoring Agreement, Central Station agrees to give Agent (with a copy to Agent’s Counsel) notice of such default and a period of 30 days to cure, or cause Dealer to cure, such default.  If an Event of Default exists under the Credit Agreement, Agent shall be entitled to assume control over the Telephone Numbers upon written notice to Dealer and the Central Station. The Dealer and Central Station agree they will not interfere with the Agent’s efforts to exercise control over the Telephone Numbers and shall cooperate in the transfer of control to the Agent.  Dealer and Central Station further agree they will not interfere in any sale or assignment of the Telephone Numbers approved by Agent and shall cooperate in any such sale or assignment.  In the event that Agent assumes control of the Telephone Numbers and/or Subscriber Contracts, including any assignment of the Telephone Numbers and/or Subscriber Contracts to a third party, then Central Station shall be required to continue to perform all of its obligations under the Monitoring Agreement so long as the Agent or such third party perform the monthly payment obligations pursuant to the Monitoring Agreement (but not any other obligations of Dealer under the Monitoring Agreement) which arise after the date the Agent or third party assignee assumes control of the Telephone Numbers and/or Subscriber Contracts.  For the avoidance of doubt, the Agent or third party assignee shall not be responsible for any payment obligations under the Monitoring Agreement which arose prior to the date the Agent or third party assignee assumed control of the Telephone Numbers and/or Subscriber Contracts. In the event Agent or third party assignee assumes control over the Telephone Numbers and/or Subscriber Contracts, Central Station agrees that the term of the Monitoring Agreement shall become month to month as to Agent or third party assignee and Agent or such third party assignee shall be liable only for the negotiated monthly monitoring fees, and Central Station shall waive as to Agent or third party assignee any rights to be paid early cancellation charges, termination fees, data transfer fees or similar charges from Agent or such third party.  This provision shall not restrict Central Station’s right to pursue Dealer directly for any of these charges.

(b)           In performing services under the Monitoring Agreement, Central Station has access to certain data relating to the Subscriber Contracts, such as customer names, customer addresses, telephone numbers, central station account numbers, emergency contact lists, zone descriptions, pass codes, signal and customer histories, reporting formats and line card configurations (collectively, the “Information”).  Central Station hereby disclaims any and all ownership interest in the Information.  Central Station agrees to keep the Information confidential and not use the Information for its own benefit or for the benefit of any other person or entity other than Dealer, Agent, Lenders or their successors or assigns.  In furtherance of the foregoing, Central Station shall not contact any customer except to perform services under the Monitoring Agreement and will not otherwise undertake to establish any direct commercial relationship with customers under the Subscriber Contracts.  Central Station shall provide Agent with access to the Information as requested, including providing timely responses to requests for online status of accounts presented for financing, periodic electronic lists of accounts being monitored, signals received, and other pertinent information necessary for managing the

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subscriber relationships and the electronic transfer to Agent (or its designee or third party assignee) of any and all Information held by Central Station.  There will be no additional fees related to providing the Information to Agent.  The provisions of this Section shall survive the termination of the Monitoring Agreement.

(c)           Central Station will provide Agent (with a copy to Agent’s Counsel) with 60 days’ prior written notice of the expiration or termination of the Monitoring Agreement.  At no time shall Agent have any obligations under the Monitoring Agreement other than as expressly set forth in this Agreement.  This Agreement amends and modifies the Monitoring Agreement. Except as hereby amended and modified, the Monitoring Agreement shall remain in full force and effect, and all parties hereby affirm the Monitoring Agreement (and all of their respective obligations, covenants, representations and warranties contained therein) as amended hereby.

(d)           Dealer hereby authorizes and directs Central Station, and Central Station hereby agrees, to deliver to Agent at the same time as Central Station delivers to Dealer a duplicate set of all the reports and notices required to be delivered to Dealer by Central Station under the Monitoring Agreement.

(e)           Dealer and Central Station acknowledge that Dealer cannot transfer the Telephone Numbers and cause them to communicate with another central station without Agent’s prior written approval.

(f)            Central Station hereby agrees to permit any of the officers, authorized employees, or representatives of Agent to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances, and accounts with Central Station’s officers, all in such detail and at such times during normal business hours and as often as Agent may reasonably request, provided that Agent shall provide Central Station with reasonable notice prior to any visit or inspection.

5.             General Terms and Conditions.

(a)           There shall be no amendments, extensions, or modifications to the terms and provisions of this Agreement or the Monitoring Agreement, without the prior written consent of all the parties hereto.

(b)           This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

(c)           Except as expressly provided herein, neither this Agreement nor any rights hereunder may be assigned or transferred by Dealer or Central Station without the prior written consent of Agent.

(d)           The validity, interpretation and performance of this Agreement shall, pursuant to New York General Obligations Law Section 5-1401, be construed in accordance with the laws of the State of New York.

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(e)           TO THE FULL EXTENT PERMITTED BY LAW, THE PARTIES WAIVE ANY RIGHT TO A JURY TRIAL.

(f)            In the event of any conflict between this Agreement and the Monitoring Agreement, the provisions of this Agreement shall control.

(g)           Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(h)           All notices, requests, demands, directions and other communications (as used in this Section 5, collectively referred to as “notices”) given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by facsimile, electronic transmission  or via nationally-recognized overnight courier, by hand or U.S. mail to the respective parties at the addresses and numbers set forth on the signature page hereto or in accordance with any subsequent unrevoked written direction from any party to the others.  All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of facsimile or electronic transmission, upon telephone or further electronic transmission from recipient acknowledging receipt (whether automatic or manual from recipient), as applicable, (b) in the case of hand-delivered notice, when hand-delivered, (c) if given by registered or certified mail, return receipt requested, on the date on which such is received as indicated in such return receipt and (d) if given by nationally recognized overnight courier, 1 business day after deposit with such courier; provided, that notices to the Agent shall not be effective until received.

(i)            This Agreement may be executed in multiple counterparts and by the different parties hereto in separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

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[SIGNATURE PAGE 1 OF 2 OF ASSIGNMENT AND MODIFICATION AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written.

ALARM FUNDING, LLC,			CASTLEROCK SECURITY, INC.,
a Delaware limited liability company			a Delaware corporation

By:	/ s / Westin Lovy	By:	/ s / Brian E. Johnson
Westin Lovy, Managing Director			Brian E. Johnson, President

Address for notices:			Address for notices:

800 Connecticut Avenue, Suite E-403			2101 S. Arlington Heights Road, Suite 150
Norwalk, CT 06854			Arlington Heights, Illinois 60005
Attention: Westin H. Lovy			Attention: Brian E. Johnson
Telephone: 203-656-4846			Telephone: 847-956-2929
Telecopy: 203-656-1994			Telecopy: 847-890-6688

[SIGNATURE PAGE 2 OF 2 OF ASSIGNMENT AND MODIFICATION AGREEMENT]

SIEMENS FIRST CAPITAL COMMERCIAL
FINANCE, LLC, as Agent and a Lender

By:	/ s / Anthony Casciano
Name: Anthony Casciano
Title: Senior Vice President

and

By:	/ s / Matthew R. Begley
Name: Matthew R. Begley
Title: President

Address for notices: 3520 N.W. 58th Street Oklahoma City, OK 73112 Attention: Lee Elmore, Senior Vice President Telephone: 405-917-1135 Telecopy: 405-917-9660

EXHIBIT A

MONITORING AGREEMENT

See attached.

EXHIBIT B

TELEPHONE NUMBERS

CS Software	Receiver ID	Receiver Type	Primary Rec#	Secondary Rec#	Phone Carrier	Number of Active Accts.

SCHEDULE I

Exceptions to Representations